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Exhibit 23.3

CONSENT OF AGAPITO ASSOCIATES, INC.

        Agapito Associates, Inc. ("AAI") hereby consents to the incorporation by reference in this Registration Statement on Form S-3 of Intrepid Potash, Inc. (the "Company") and in the related prospectus (collectively, the "Registration Statement") to the references to AAI appearing in the Annual Report on Form 10-K filed by the Company for the fiscal year ended December 31, 2008 (the "Form 10-K"). AAI also consents to the incorporation by reference in the Registration Statement of the information supplied by AAI in the Form 10-K under the caption "Item 2. Properties—Proven and Probable Reserves." AAI further consents to the reference to AAI under the heading "Experts" in the Registration Statement and in any prospectus supplement.

AGAPITO ASSOCIATES, INC.
	By:	/s/ MICHAEL HARDY, PHD, P.E. Name: Michael Hardy, PhD, P.E. Title: President and Principal
Grand Junction, Colorado July 10, 2009

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  Exhibit 23.3